Exhibit 10.43

                      Media Relations Cooperation Contract

1.   Parties Involved and the Purpose of Cooperation

This Media Relations Cooperation Contract (the "Contract") is by and between Merger Communications, Inc. ("Merger") and MyWeb Inc.com (the "Company").

The object of the Contract is to increase the Company's visibility and awareness of the Company and its products and services by obtaining publicity for the Company, only as approved by the Company.


2.   Duties

 Merger's sole duty is to take care of the Company's media relations activities according to this Contract.

2.1  Press Releases

Merger will produce as many press releases as, in its sole discretion, it deems necessary and appropriate. The preparation of these press releases will take place using material and information provided by the Company and may include additional information that Merger finds through its research. Press releases must be approved by the Company in accordance with Section 3 hereof before being delivered to the media by Merger. The Company is completely responsible for any and all legal notices and/or disclaimers that should be included in its press releases, or any other printed material, and assumes all liability for such.

Merger may print the press releases or other printed materials on the Company's letterhead and use the Company's envelopes for these operations. Merger may also imprint the press releases or other written materials with the Company's logo for electronic distribution. When appropriate, Merger will mail the press releases via First Class mail to the media and is responsible for the mailing expenses of those press releases.

Expenses for distributing press releases via newswire, mass fax and mass e-mail shall be billed directly to the Company as set forth in Section 8 hereof. Merger is responsible for all expenses related to the printing of press releases.

2.2  Article Ideas

Merger will attempt to arrange for as many journalists in the appropriate media to cover the Company and all related issues and stories in a manner that enhances the Company's image, awareness and perceived value. Merger will contact freelance journalists and journalists at key media through phone conversations and via fax and mail to introduce article ideas representing the Company and its products, services and technology. Other article ideas that will promote the Company or its products, services and technology in the context of a related story will also be offered to the journalists in the same manner. Article ideas and other material must always be approved by the Company in accordance with
Section 3 before being delivered to the media.

Expenses for distributing article ideas via newswire, mass fax and mass e-mail shall be billed directly to the Company as set forth in Section 8 hereof.

2.3  Clipping Service & Reporting

Merger will arrange for a press clipping service for the Company of all corresponding articles involving the Company or its products, services and technology. Merger will furnish the Company with copies of all Company-related


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                                Media Relations                                2

articles published during the Contract. Expenses for press clipping services shall be billed directly to the Company as set forth in Section 8 hereof.


3.   Approval by the Company

Each final draft of any document to be delivered to the media will bear the following language:

         "I have carefully read and reviewed the statements set forth in the attached document dated ______________. Such statements are complete and accurate in all material respects and I am not aware of any factor or circumstances that would render any of the statements made therein false or misleading."

which must be executed and returned to Merger prior to the release of the document.


4.   Liability

Merger's  activities  are  strictly  Media/Public   Relations-related.   Because
Merger's activities are directed by and pre-approved by the Company, and are based on the information it receives from the Company, Merger assumes no liability or responsibility related to said activities, or any consequences related to said activities, or their use or misuse.


5.   Non-Solicitation

During the term of this Contract and for a six (6) month period thereafter the Company will not recruit, hire or attempt to recruit or hire, directly or assisted by others, any employee or affiliate of Merger.


6.   Contract Release

This Contract cannot be released to a third party without written approval of the non-releasing party.


7.   Term of the Contract

This effective date of this Contract is 9/28/99 and it will terminate 9/28/00.


8.   Consideration

For the above media relations services, the Company will pay Merger the following consideration: (i) the Company will grant Merger a one-time payment of fifteen thousand (15,000) restricted shares of the Company's common stock and
(ii) the Company shall pay Merger [***] for each month this Contract is valid.

Merger acknowledges that the fifteen thousand (15,000) shares of Company common stock to be issued are restricted, and may not be sold unless they are registered pursuant to the Securities Act of 1933, or an exemption from registration is available. All fifteen thousand (15,000) restricted shares of the Company's common stock shall be given to Merger by 10/7/99. After the shares have been held by Merger for the period of one year, the Company acknowledges that it will not delay or hinder the processing of any Rule 144 legal opinion, provided that such subsequent transfer complies with the rules and regulations set forth in Rule 144. In the event the Company delays the processing of such opinion for any reason, and such sale comports with federal and state securities laws, the Company agrees to pay liquidated damages in the amount of the differences between the last sales price of the Company common stock on the date the shares were able to be sold and the last sales price on the date the legal

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                                 Media Relations                               3

opinion is granted. The Company agrees that the cost of such legal opinion and any related transfer fees shall be borne solely by it. The certificate for fifteen thousand (15,000) restricted shares of the Company's common stock shall be given to Merger by 10/7/99.

Payment for the cash portion of these fees shall be made according to the following: (i) the Company shall deliver to Merger a check for [***] immediately upon the signing of this Contract, and (ii) the Company shall deliver to Merger a check for [***] by the 30th of each subsequent month through February 30,2000.

Any out-of-pocket expenses, such as, but not limited to, newswire, mass fax and mass e-mail service charges, travel, professional still photography or video production or editing, etc, shall be billed directly to the Company by the vendor or service provider whenever possible. When direct billing is not possible, the vendor or service provider shall bill Merger and Merger shall bill the Company for such charges immediately and payment for such is due to Merger within fourteen (14) days of the Company's receipt of each corresponding invoice.

The above prices do not include taxes.


9.   Miscellaneous

9.1  Notices

All reports, communications, requests, demands or notices required by or permitted under this Contract shall be in writing and shall be deemed to be duly given on the date same is sent and acknowledged via hand delivery, facsimile or reputable overnight delivery service (with a copy simultaneously sent by registered mail), or, if mailed, five (5) days after mailing by certified or registered mail, return receipt requested, to the party concerned at the following address:

                           Merger Communications, Inc.
                           1770 St. James Place, Suite 515
                           Houston, TX 77056
                           Tel: (713) 267-2328
                           Fax: (713) 572-2566
                           Attn : David Drake

                           MyWeb Inc.com
                           595 Market Street, Suite 2500
                           San Francisco, CA 94105
                           Tel: (415) 538-3728
                           Fax: (415) 538-3729
                           Attn: Victor Ng

Any party may change the address to which such notices and communications shall be sent by written notice to the other parties, provided that any notice of change of address shall be effective only upon receipt.

9.2  Integration

This Contract sets forth the entire Contract and understanding between the parties, or to the subject matter hereof and supersedes and merges all prior discussion, arrangements and Contracts between them.

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                                Media Relations                                4

9.3   Amendments

This Contract may not be amended or modified except by written instrument signed by each of the parties hereto.

9.4   Interpretation

This Contract shall be construed by and interpreted in accordance with the laws of the State of Texas, without regard to principles of conflict of law. The headings given to the paragraphs of this Contract are for the convenience of the parties only and are not to be used in any interpretation of this Contract.

9.5   Jurisdiction

The parties hereby (i) agree that the State and Federal courts sitting in the State of Texas, County of Harris shall have exclusive jurisdiction in any action arising out of or connected in any way with this Contract; (ii) each consent to personal jurisdiction of and venue in such courts in any such matter; and (iii) further agree that the service of process or of any other papers with respect to such proceedings upon them by mail in accordance with the provisions set out in
Article 9.1 hereof shall be deemed to have been duly given to and received by them five (5) days after the date of certified mailing and shall constitute good, proper and effective service.

9.6   Severability

In the event that any one or more provisions of this Contract shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

9.7   Waiver

No failure or delay on the part of either party in exercising any power or right under this Contract shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No waiver by either party of any provision of this Contract, or of any breach of default, shall be effective unless in writing and signed by the party against whom such waiver is to be enforced. All rights and remedies provided for herein shall be cumulative and in addition to any other rights or remedies such parties may have at law or in equity.

9.8   Counterparts

This Contract may be executed in one or more counterparts, all of which taken together shall be deemed an original.


IN WITNESS WHEREOF, the parties hereto have duly executed this Contract this the 28th day of September, 1999.


Merger Communications, Inc.                       MyWeb Inc.com


Signed                                            Signed

By: /s/ David Drake                               By: /s/ T.S. Wong
   -------------------------------                   ---------------------------
    David Drake, Vice President                       T.S. Wong, CEO